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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use of our report, dated March 18, 2005, relating to the consolidated financial statements of Southern Community Bancshares, Inc. and subsidiary for the two years ended December 31, 2004, included in this Annual Report on Form 10-KSB and incorporated by reference in the previously filed Registration Statements of Southern Community Bancshares, Inc. on Form S-8 (File Number 333-120123) and Form S-8 (File Number 333-120124).

                                           /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 31, 2005